Exhibit 99.1

February 23, 2022
For 6:00 am ET Release

LOWE’S REPORTS FOURTH QUARTER 2021 SALES AND EARNINGS RESULTS
— Consolidated Comparable Sales Increased 5.0%; U.S. Comparable Sales Increased 5.1% —
— Represents U.S. Comparable Sales Increase on a Two-Year Basis of 35.2% —
— Fourth Quarter Diluted EPS of $1.78; Fiscal 2021 Diluted EPS of $12.04—
—Raises Fiscal 2022 Outlook—

MOORESVILLE, N.C. - Lowe’s Companies, Inc. (NYSE: LOW) today reported net earnings of $1.2 billion and diluted earnings per share (EPS) of $1.78 for the quarter ended January 28, 2022 compared to net earnings of $978 million and diluted EPS of $1.32 in the fourth quarter of 2020. Excluding charges in the prior-year period related to the strategic review of certain operations, fourth quarter diluted EPS of $1.78 increased 34% from adjusted diluted EPS of $1.33 in the fourth quarter of 20201.

Total sales for the fourth quarter were $21.3 billion compared to $20.3 billion in the fourth quarter of 2020, and comparable sales increased 5.0%. Comparable sales for the U.S. home improvement business increased 5.1% for the fourth quarter. Pro customer sales increased 23%.

In the fourth quarter, the company awarded a discretionary year-end bonus of $265 million to front-line associates in recognition of their hard work during the pandemic in 2021. Also, for the eighth consecutive quarter, 100% of Lowe’s stores earned a Winning Together quarterly profit-sharing bonus, resulting in an expected total payout of $94 million to front-line hourly associates. This payment is $24 million above the target level.

“We delivered another year of outstanding performance in 2021, as we gained market share across DIY and Pro through our Total Home strategy. I would like to thank our front-line associates for their tremendous efforts this year,” commented Marvin R. Ellison, Lowe’s chairman, president and CEO. “In 2021, we increased comparable sales by 6.9% while generating over 170 basis points of operating margin improvement, with our relentless focus on productivity and enhanced pricing strategies. We remain confident in the long-term strength of the home improvement market, and our ability to expand operating margin.”

Capital Allocation
The company remains committed to a best-in-class capital allocation strategy focused on driving long-term, sustainable shareholder value. The company repurchased approximately 16 million shares for $4.0 billion in the fourth quarter, and it repurchased 63 million shares for $13.1 billion for the year. Total share repurchases in 2021 were $1.1 billion higher than anticipated, reflecting better-than-expected financial performance and the company’s commitment to return excess capital to shareholders.

The company also paid $551 million in dividends in the fourth quarter and $2.0 billion in dividends for the year. In total, the company returned $15.1 billion to shareholders through share repurchases and dividends in 2021.

1 Adjusted diluted earnings per share is a non-GAAP financial measure. Refer to the “Non-GAAP Financial Measures Reconciliation” section of this release for additional information as well as reconciliations between the Company’s GAAP and non-GAAP financial results.

Lowe’s Business Outlook
The company delivered very strong financial results in 2021, with sales momentum continuing in February. While the business environment remains somewhat uncertain, the company is raising its outlook for the operating results of Full Year 2022.

Full Year 2022 Outlook -- a 53-week Year (comparisons to full year 2021 -- a 52-week year)

•Total sales of $97 billion to $99 billion, including the 53rd week
•53rd week expected to increase total sales by approximately $1.0 billion to $1.5 billion
•Comparable sales expected to range from a decline of 1% to an increase of 1%
•Gross margin rate up slightly compared to prior year
•Depreciation and amortization of approximately $1.75 billion
•Operating income as a percentage of sales (operating margin) of 12.8% to 13.0%
•Interest expense of $1.0 to $1.1 billion
•Effective income tax rate of approximately 25%
•Diluted earnings per share of $13.10 to $13.60
•Total share repurchases of approximately $12 billion
•ROIC2 of over 36%
•Capital expenditures of approximately $2 billion

A conference call to discuss fourth quarter 2021 operating results is scheduled for today, Wednesday, February 23, at 9:00 am ET. The conference call will be available by webcast and can be accessed by visiting Lowe’s website at ir.lowes.com and clicking on Lowe’s Fourth Quarter 2021 Earnings Conference Call Webcast. Supplemental slides will be available approximately 15 minutes prior to the start of the conference call. A replay of the call will be archived at ir.lowes.com.

As of January 28, 2022, Lowe’s operated 1,971 home improvement and hardware stores in the United States and Canada representing 208 million square feet of retail selling space, and it serviced approximately 230 dealer-owned stores.

Lowe’s Companies, Inc.
Lowe’s Companies, Inc. (NYSE: LOW) is a FORTUNE® 50 home improvement company serving approximately 20 million customer transactions a week in the United States and Canada. With fiscal year 2021 sales of over $96 billion, Lowe’s and its related businesses operate or service nearly 2,200 home improvement and hardware stores and employ over 300,000 associates. Based in Mooresville, N.C., Lowe’s supports the communities it serves through programs focused on creating safe, affordable housing and helping to develop the next generation of skilled trade experts. For more information, visit Lowes.com.

Disclosure Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believe”, “expect”, “anticipate”, “plan”, “desire”, “project”, “estimate”, “intend”, “will”, “should”, “could”, “would”, “may”, “strategy”, “potential”, “opportunity”, “outlook”, “scenario”, “guidance”, and similar expressions are forward-looking statements. Forward-looking statements involve, among other things, expectations, projections, and assumptions about future financial and operating results, objectives, business outlook, priorities, sales growth, shareholder value, capital expenditures, cash flows, the housing market, the home improvement industry, demand for products and services, share repurchases, Lowe’s strategic initiatives, including those relating to acquisitions and dispositions and the impact of such transactions on our strategic and operational plans and financial results. Such statements involve risks and uncertainties and we can give no assurance that they will prove to be correct. Actual results may differ materially from those expressed or implied in such statements.

2 Return on Invested Capital (ROIC) is calculated using a non-GAAP financial measure. The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort.

A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results either expressed or implied by these forward-looking statements including, but not limited to, changes in general economic conditions, such as the rate of unemployment, interest rate and currency fluctuations, fuel and other energy costs, slower growth in personal income, changes in consumer spending, changes in the rate of housing turnover, the availability of consumer credit and of mortgage financing, changes in commodity prices, trade policy changes or additional tariffs, outbreaks of public health crises, such as the COVID-19 pandemic, availability and cost of goods from suppliers, and other factors that can negatively affect our customers.

Investors and others should carefully consider the foregoing factors and other uncertainties, risks and potential events including, but not limited to, those described in “Item 1A - Risk Factors” in our most recent Annual Report on Form 10-K and as may be updated from time to time in Item 1A in our quarterly reports on Form 10-Q or other subsequent filings with the SEC. All such forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update these statements other than as required by law.

###

Contacts:	Shareholder/Analyst Inquiries:	Media Inquiries:
	Kate Pearlman	Steve Salazar
	704-775-3856	704-758-4345
	kate.pearlman@lowes.com	steve.j.salazar@lowes.com

Lowe’s Companies, Inc.
Consolidated Statements of Current and Retained Earnings/(Accumulated Deficit) (Unaudited)
In Millions, Except Per Share and Percentage Data

	Three Months Ended				Fiscal Year Ended
	January 28, 2022		January 29, 2021		January 28, 2022		January 29, 2021
Current Earnings	Amount	% Sales	Amount	% Sales	Amount	% Sales	Amount	% Sales
Net sales	$21,339	100.00	$20,311	100.00	$96,250	100.00	$89,597	100.00
Cost of sales	14,312	67.07	13,855	68.22	64,194	66.70	60,025	66.99
Gross margin	7,027	32.93	6,456	31.78	32,056	33.30	29,572	33.01
Expenses:
Selling, general and administrative	4,741	22.21	4,541	22.36	18,301	19.01	18,526	20.68
Depreciation and amortization	437	2.05	391	1.92	1,662	1.73	1,399	1.56
Operating income	1,849	8.67	1,524	7.50	12,093	12.56	9,647	10.77
Interest – net	235	1.11	204	1.00	885	0.92	848	0.95
Loss on extinguishment of debt	—	—	—	—	—	—	1,060	1.18
Pre-tax earnings	1,614	7.56	1,320	6.50	11,208	11.64	7,739	8.64
Income tax provision	408	1.91	342	1.69	2,766	2.87	1,904	2.13
Net earnings	$1,206	5.65	$978	4.81	$8,442	8.77	$5,835	6.51

Weighted average common shares outstanding – basic	673		734		696		748
Basic earnings per common share (1)	$1.79		$1.33		$12.07		$7.77
Weighted average common shares outstanding – diluted	676		735		699		750
Diluted earnings per common share (1)	$1.78		$1.32		$12.04		$7.75
Cash dividends per share	$0.80		$0.60		$3.00		$2.30

Retained Earnings/(Accumulated Deficit)
Balance at beginning of period	$(1,913)		$3,942		$1,117		$1,727
Net earnings	1,206		978		8,442		5,835
Cash dividends declared	(537)		(440)		(2,081)		(1,724)
Share repurchases	(3,871)		(3,363)		(12,593)		(4,721)
Balance at end of period	$(5,115)		$1,117		$(5,115)		$1,117

(1)    Under the two-class method, earnings per share is calculated using net earnings allocable to common shares, which is derived by reducing net earnings by the earnings allocable to participating securities. Net earnings allocable to common shares used in the basic and diluted earnings per share calculation were $1,202 million for the three months ended January 28, 2022, and $973 million for the three months ended January 29, 2021. Net earnings allocable to common shares used in the basic and diluted earnings per share calculation were $8,409 million for the fiscal year ended January 28, 2022, and $5,811 million for the fiscal year ended January 29, 2021.

Lowe’s Companies, Inc.
Consolidated Statements of Comprehensive Income (Unaudited)
In Millions, Except Percentage Data

	Three Months Ended				Fiscal Year Ended
	January 28, 2022		January 29, 2021		January 28, 2022		January 29, 2021
	Amount	% Sales	Amount	% Sales	Amount	% Sales	Amount	% Sales
Net earnings	$1,206	5.65	$978	4.81	$8,442	8.77	$5,835	6.51
Foreign currency translation adjustments – net of tax	(82)	(0.38)	105	0.52	(4)	—	78	0.09
Cash flow hedges – net of tax	53	0.25	5	0.02	109	0.11	(79)	(0.09)
Other	(1)	(0.01)	(1)	—	(5)	(0.01)	1	—
Other comprehensive (loss)/income	(30)	(0.14)	109	0.54	100	0.10	—	—
Comprehensive income	$1,176	5.51	$1,087	5.35	$8,542	8.87	$5,835	6.51

Lowe’s Companies, Inc.
Consolidated Balance Sheets (Unaudited)
In Millions, Except Par Value Data

	January 28, 2022	January 29, 2021
Assets
Current assets:
Cash and cash equivalents	$1,133	$4,690
Short-term investments	271	506
Merchandise inventory – net	17,605	16,193
Other current assets	1,051	937
Total current assets	20,060	22,326
Property, less accumulated depreciation	19,071	19,155
Operating lease right-of-use assets	4,108	3,832
Long-term investments	199	200
Deferred income taxes – net	164	340
Other assets	1,038	882
Total assets	$44,640	$46,735

Liabilities and shareholders' (deficit)/equity
Current liabilities:
Current maturities of long-term debt	$868	$1,112
Current operating lease liabilities	636	541
Accounts payable	11,354	10,884
Accrued compensation and employee benefits	1,561	1,350
Deferred revenue	1,914	1,608
Other current liabilities	3,335	3,235
Total current liabilities	19,668	18,730
Long-term debt, excluding current maturities	23,859	20,668
Noncurrent operating lease liabilities	4,021	3,890
Deferred revenue – Lowe's protection plans	1,127	1,019
Other liabilities	781	991
Total liabilities	49,456	45,298

Shareholders' (deficit)/equity:
Preferred stock, $5 par value: Authorized – 5.0 million shares; Issued and outstanding – none	—	—
Common stock, $0.50 par value: Authorized – 5.6 billion shares; Issued and outstanding – 670 million and 731 million shares, respectively	335	366
Capital in excess of par value	—	90
(Accumulated deficit)/retained earnings	(5,115)	1,117
Accumulated other comprehensive loss	(36)	(136)
Total shareholders' (deficit)/equity	(4,816)	1,437
Total liabilities and shareholders' (deficit)/equity	$44,640	$46,735

Lowe’s Companies, Inc.
Consolidated Statements of Cash Flows (Unaudited)
In Millions

	Fiscal Year Ended
	January 28, 2022	January 29, 2021
Cash flows from operating activities:
Net earnings	$8,442	$5,835
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,882	1,594
Noncash lease expense	517	479
Deferred income taxes	135	(108)
Loss on property and other assets – net	34	139
Loss on extinguishment of debt	—	1,060
Share-based payment expense	230	155
Changes in operating assets and liabilities:
Merchandise inventory – net	(1,413)	(2,967)
Other operating assets	(23)	326
Accounts payable	466	3,211
Deferred revenue	413	512
Other operating liabilities	(570)	813
Net cash provided by operating activities	10,113	11,049

Cash flows from investing activities:
Purchases of investments	(3,065)	(3,094)
Proceeds from sale/maturity of investments	3,293	2,926
Capital expenditures	(1,853)	(1,791)
Proceeds from sale of property and other long-term assets	113	90
Other – net	(134)	(25)
Net cash used in investing activities	(1,646)	(1,894)

Cash flows from financing activities:
Net change in commercial paper	—	(941)
Net proceeds from issuance of debt	4,972	7,929
Repayment of debt	(2,118)	(5,618)
Proceeds from issuance of common stock under share-based payment plans	132	152
Cash dividend payments	(1,984)	(1,704)
Repurchases of common stock	(13,012)	(4,971)
Other – net	(6)	(38)
Net cash used in financing activities	(12,016)	(5,191)

Effect of exchange rate changes on cash	(8)	10

Net (decrease)/increase in cash and cash equivalents	(3,557)	3,974
Cash and cash equivalents, beginning of period	4,690	716
Cash and cash equivalents, end of period	$1,133	$4,690

Lowe’s Companies, Inc.
Non-GAAP Financial Measure Reconciliation (Unaudited)

To provide additional transparency, the Company has presented a comparison to the non-GAAP financial measure of adjusted diluted earnings per share for the three months ended January 29, 2021. This measure excludes the impact of a discrete item, further described below, not contemplated in Lowe’s Business Outlook for the fourth quarter of fiscal 2020 to assist analysts and investors in understanding operational performance for the fourth quarter of fiscal 2020.

Fiscal 2020 Impacts
During fiscal 2020, the Company recognized financial impacts from the following discrete item, not contemplated in the Company's Business Outlook for the fourth quarter:

•Beginning in the third quarter of fiscal 2019, the Company began a strategic review of its Canadian operations, and in the fourth quarter of fiscal 2019, the Company announced additional actions to improve future performance and profitability of its Canadian operations. As a result of this review and related actions, in the fourth quarter of fiscal 2020, the Company recognized $12 million of pre-tax operating costs related to inventory write-downs and other closing costs (Canada restructuring).

Adjusted diluted earnings per share should not be considered an alternative to, or more meaningful indicator of, the Company’s diluted earnings per share as prepared in accordance with GAAP. The Company’s methods of determining non-GAAP financial measures may differ from the method used by other companies and may not be comparable.

A detailed reconciliation between the Company’s GAAP and non-GAAP financial results is shown below and available on the Company’s website at ir.lowes.com.

	Three Months Ended
	January 29, 2021
	Pre-Tax Earnings	Tax	Net Earnings
Diluted earnings per share, as reported			$1.32
Non-GAAP adjustments – per share impacts
Canada restructuring	0.01	—	0.01
Adjusted diluted earnings per share			$1.33